UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2015

CrossAmerica Partners LP
(Exact name of registrant as specified in its charter)

Delaware	001-35711	45-4165414
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

645 West Hamilton Street, Suite 500 Allentown, PA	18101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 625-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01     Regulation FD Disclosure
On June 5, 2015, CrossAmerica Partners LP (the “Partnership”) issued a press release announcing that the Board of Directors of its general partner approved a quarterly distribution of $0.5475 per unit attributable to the first quarter of 2015 (annualized $2.19 per unit), representing a 0.9% increase in the Partnership’s cash distribution per unit from $0.5425 per quarter ($2.17 per unit annualized) paid with respect to the fourth quarter of 2014. The distribution attributable to the first quarter is payable on June 19, 2015 to all unitholders of record on June 15, 2015.
The information in this Current Report is being furnished pursuant to Regulation FD. The information in Item 7.01 and Exhibit 99.1 and Exhibit 99.2 of Item 9.01 of this report, according to general instruction B.2., shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended. By filing this report on Form 8-K and furnishing this information, the Company makes no admission as to the materiality of any information in this report that the Company chooses to disclose solely because of Regulation FD.
Item 9.01    FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits. The information set forth in the attached Exhibit 99.1, is being “furnished” to the Securities and Exchange Commission and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act.

Exhibit No.	Description
99.1	Press Release dated June 5, 2015, regarding the correction of the declaration of a distribution
99.2	Press Release dated June 5, 2015, regarding the declaration of a distribution

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CrossAmerica Partners LP
By:	CrossAmerica GP LLC
its general partner

By:	/s/ Clayton E. Killinger
	Name:	Clayton E. Killinger
	Title:	Executive Vice President and Chief Financial Officer

Dated: June 8, 2015

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	Press Release dated June 5, 2015, regarding the correction of the declaration of a distribution
99.2	Press Release dated June 5, 2015, regarding the declaration of a distribution